UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2013

CLEAR CHANNEL COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-09645	74-1787539
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

(Address of Principal executive offices, including Zip Code)

(210) 822-2828

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Senior Notes due 2021

On June 21, 2013 (the “Closing Date”), Clear Channel Communications, Inc., a Texas corporation (the “Company”), consummated a previously announced private offer to certain eligible holders of its 10.75% Senior Cash Pay Notes due 2016 (the “Outstanding Cash Pay Notes”) and 11.00%/11.75% Senior Toggle Notes due 2016 (the “Outstanding Toggle Notes” and collectively with the Outstanding Cash Pay Notes, the “Outstanding Notes”) to exchange (the “Exchange Offer”) any and all Outstanding Notes for newly issued Senior Notes due 2021 of the Company (the “New Notes”). In connection therewith, $348,122,000.00 aggregate principal amount of Outstanding Cash Pay Notes were exchanged for $347,971,000.00 aggregate principal amount of New Notes and $917,226,511.00 aggregate principal amount of Outstanding Toggle Notes were exchanged for $853,020,648.00 aggregate principal amount of New Notes and $64,205,855.77 of cash, plus, in each case, cash in an amount equal to accrued and unpaid interest from the last interest payment date applicable on the Outstanding Notes to, but not including, the Closing Date. Immediately following the Exchange Offer, a subsidiary of the Company owned approximately $421 million of the New Notes.

The New Notes and related guarantees were offered only in reliance on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). The New Notes and related guarantees have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Indenture

The $1,200,991,648.00 aggregate principal amount of New Notes were issued pursuant to an indenture, dated as of June 21, 2013 (the “New Note Indenture”), among the Company, Clear Channel Capital I, LLC, as guarantor, the subsidiary guarantors named therein (collectively with Clear Channel Capital I, LLC, the “Guarantors”), Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent. The New Notes mature on February 1, 2021 and bear interest at a rate of (i) 12.00% per annum in cash plus (ii) 2.00% per annum payment-in-kind interest. Interest will be payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2013.

The New Notes rank pari passu in right of payment with respect to all existing and future unsubordinated indebtedness of the Company. The guarantees of the New Notes are subordinated to the guarantees of the Company’s senior secured credit facility and certain other permitted debt, but rank equal to all other senior indebtedness of the Guarantors.

The Company may redeem the New Notes at its option, in whole or part, at any time prior to August 1, 2015, at a price equal to 100% of the aggregate principal amount of the New Notes redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. The Company may redeem the New Notes, in whole or in part, on or after August 1, 2015, at the redemption prices set forth in the New Note Indenture plus accrued and unpaid interest to the redemption date. At any time on or before August 1, 2015, the Company may elect to redeem up to 60% of the aggregate principal amount of the New Notes at a redemption price equal to (x) with respect to the first 30% of the then outstanding aggregate principal amount of the New Notes, 109.0% of the aggregate principal amount thereof and (y) with respect to the next 30% of the then outstanding aggregate principal amount of the New Notes, 112.0% of the aggregate principal amount thereof, in each case plus accrued and unpaid interest thereon to the applicable redemption date, with the net proceeds of one or more equity offerings.

The New Note Indenture contains covenants limiting the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) modify any of the Company’s existing senior notes; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; (vii) create liens on assets; and (viii) merge, consolidate or sell substantially all of the Company’s assets. The New Note Indenture also provides for customary events of default.

The description of the New Notes and the New Note Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the New Note Indenture and the New Notes, copies of which are filed as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Registration Rights Agreement

On June 21, 2013, in connection with the issuance of the New Notes, the Company, the Guarantors, and Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities LLC, as dealer managers in connection with the Exchange Offer, entered into a Registration Rights Agreement (the “Registration Rights Agreement”). The terms of the Registration Rights Agreement require the Company and the Guarantors to: (i) use their commercially reasonable efforts to file with the Securities and Exchange Commission within 210 days after the Closing Date, a registration statement with respect to an offer to exchange (the “A/B Exchange Offer”) the New Notes and the guarantees thereof for a new issue of debt securities registered under the Securities Act, with terms substantially identical to those of the New Notes and the guarantees thereof (except for provisions relating to the transfer restrictions and payment of additional interest); (ii) use their commercially reasonable efforts to consummate the A/B Exchange Offer within 270 days after the Closing Date; and (iii) in certain circumstances, file a shelf registration statement for the resale of the New Notes. If the Company and the Guarantors fail to satisfy their registration obligations under the Registration Rights Agreement, then the Company will be required to pay additional interest to the holders of the New Notes, up to a maximum additional interest rate of 0.50% per annum.

The description of the Registration Rights Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above relating to the New Notes and the New Note Indenture is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of June 21, 2013, among Clear Channel Communications, Inc., Clear Channel Capital I, LLC, as guarantor, the other guarantors party thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.

4.2	Form of Senior Notes due 2021 (incorporated by reference to Exhibit 4.1 filed herewith).

4.3	Registration Rights Agreement, dated as of June 21, 2013, by and among Clear Channel Communications, Inc., Clear Channel Capital I, LLC, as guarantor, certain subsidiary guarantors named therein and the dealer managers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.

By:	/s/ Scott D. Hamilton
Scott D. Hamilton
Senior Vice President, Chief Accounting Officer and Assistant Secretary

Date: June 21, 2013

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of June 21, 2013, among Clear Channel Communications, Inc., Clear Channel Capital I, LLC, as guarantor, the other guarantors party thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.

4.2	Form of Senior Notes due 2021 (incorporated by reference to Exhibit 4.1 filed herewith).

4.3	Registration Rights Agreement, dated as of June 21, 2013, by and among Clear Channel Communications, Inc., Clear Channel Capital I, LLC, as guarantor, certain subsidiary guarantors named therein and the dealer managers named therein.